EXHIBIT 99.1

SP Bancorp, Inc. Schedules First Quarter 2011 Earnings and Conference Call May 16, 2011

PLANO, Texas, May 11, 2011 (GLOBE NEWSWIRE) -- SP Bancorp, Inc. (Nasdaq:SPBC) will announce the company's first quarter 2011 earnings before market on Monday, May 16, 2011 and will host a conference call at 11:00 a.m. Eastern time (10:00 a.m. Central) that day.

Earnings Release

SP Bancorp, Inc.'s earnings release will be available at approximately 8:00 a.m. Eastern time on the Internet at http://investor.shareplus.com.

Conference Call

Investors and analysts are invited to participate in the conference call. Jeff Weaver, President and CEO, and Suzy Salls, Senior Vice President and Chief Financial Officer, will review the quarter's results and be available for questions following the opening remarks.

Dial-In Information:	Domestic	(877) 417-5253
	International	(760) 298-5097
	Conference ID	66833758

Webcast

The conference call will also be webcast live on the Internet at http://investor.shareplus.com/events.cfm

Conference Call Playback

A replay of the conference call will be available after 6:00 p.m. Eastern time on Monday, May 16, 2011, through 12:00 midnight on Saturday, May 21st, 2011. Please dial 1-(800) 642-1687 (domestic) or (706) 645-9291 (international). The access code is 66833758. The conference call playback is also available on the Internet at http://investor.shareplus.com.

The SP Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7951

Please call SP Bancorp, Inc. Investor Relations if you have any questions.

CONTACT: Jeff Weaver, President and CEO
         (972) 407-3677

         Diane Stephens
         (972) 354-2839